Exhibit 16.1

PricewaterhouseCoopers LLP
2020 Main Street
Suite 400
Irvine CA 92614
Telephone (949) 437 5200
Facsimile (949) 437 5300

April 16, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by ML Macadamia Orchards, L.P. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K/A of Macadamia Orchards, L.P. dated March 23, 2007. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP